CSFB

CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2005-8

DERIVED INFORMATION 9/30/2005

[$1,483,500,100]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$1,473,000,000]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2005-8

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[TBD]

Trustee

The information contained in the attached materials is referred to as the “Information”.

The Information has been provided by Credit Suisse First Boston.  Neither the Issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein.  The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

The Information contained herein will be superseded by the description of the mortgage pool contained in the prospectus supplement relating to the certificates.

The Information addresses only certain aspects of the applicable certificate’s characteristics and thus does not provide a complete assessment.  As such, the Information may not reflect the impact of all structural characteristics of the certificate.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

Although a registration statement (including the prospectus) relating to the certificates discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the certificates discussed in this communication has not been filed with the Securities and Exchange Commission.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer or sale of the certificates discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the certificates discussed in this communication for definitive Information on any matter discussed in this communication.  Any investment decision should be based only on the data in the prospectus and the prospectus supplement (“Offering Documents”) and the then current version of the Information.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current.  A final prospectus and prospectus supplement may be obtained by contacting the Credit Suisse First Boston Trading Desk at (212) 538-8373.

Statistical Collateral Summary – Top 25 Zip Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 10/01/05 cutoff date.  Approximately 52.0% of the mortgage loans do not provide for any payments of principal in the first two or  five years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	208
Total Outstanding Loan Balance	$64,986,228*	Min	Max
Average Loan Current Balance	$312,434	$19,387	$653,150
Weighted Average Original LTV	80.8%**
Weighted Average Coupon	6.86%	5.20%	12.50%
Arm Weighted Average Coupon	6.81%
Fixed Weighted Average Coupon	7.68%
Weighted Average Margin	5.87%	2.25%	8.75%
Weighted Average FICO (Non-Zero)	642
Weighted Average Age (Months)	2
% First Liens	98.1%
% Second Liens	1.9%
% Arms	94.2%
% Fixed	5.8%
% of Loans with Mortgage Insurance	0.0%

*

Approximately [$66,000,000] of the total [$1,500,000,100] in collateral are made up of loans originated in the top 25 Zips.

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Top 25 Zip	Loans	Balance	Balance	%	%	FICO
94565	12	3,799,070	0.3	6.60	83.5	636
22193	15	3,498,390	0.2	7.26	85.1	621
94531	7	3,303,559	0.2	6.72	82.2	667
33914	11	3,107,532	0.2	7.75	83.8	631
94591	7	2,767,917	0.2	6.83	83.3	669
92336	7	2,675,789	0.2	7.09	84.0	596
92804	7	2,578,657	0.2	6.77	72.7	639
92805	7	2,573,333	0.2	6.38	74.5	660
92704	7	2,569,291	0.2	6.82	82.9	703
90650	10	2,562,716	0.2	6.84	76.6	631
95823	9	2,541,934	0.2	6.76	79.2	630
95206	9	2,534,714	0.2	7.10	81.9	630
94533	8	2,519,496	0.2	6.78	77.1	640
92376	10	2,488,998	0.2	6.61	81.2	630
95757	8	2,467,784	0.2	6.64	79.8	664
95127	6	2,409,456	0.2	6.72	77.4	655
33904	8	2,400,096	0.2	7.16	82.3	659
95758	7	2,399,805	0.2	7.11	79.0	634
94587	5	2,312,978	0.2	6.18	81.6	644
95351	10	2,308,998	0.2	6.97	82.2	609
95843	7	2,287,384	0.2	6.61	84.2	672
92562	7	2,279,862	0.2	6.23	80.8	638
93635	7	2,215,657	0.2	6.77	81.5	654
94509	8	2,195,329	0.1	7.19	81.6	587
22192	9	2,187,487	0.1	7.56	77.9	648
Other	7,484	1,411,511,145	95.6	7.18	80.7	626
Total:	7,692	1,476,497,374	100.0	7.16	80.7	627

*

Note, for second liens, CLTV is employed in this calculation.